UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2013

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of April 29, 2013, the board of directors of Monroe Capital Corporation (the “Company”) unanimously adopted resolutions taking the following action:

•	Increasing the number of directors of the Company from five to seven;

•

Appointing Thomas J. Allison and Jorde M. Nathan as directors, each of whom is not an interested director for the purposes of the Investment Company Act of 1940, as amended, and independent for purposes of Nasdaq corporate governance regulations;

•	Appointing Mr. Allison to the Company’s audit committee as its chairperson; and

•	Appointing Mr. Nathan to the Company’s nominating and corporate governance committee.

The press release issued by the Company on April 29, 2013 announcing Mr. Allison’s and Mr. Nathan’s appointment to the Company’s board of directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01. Other Events

On March 28, 2013, the Company learned of prior events that affected director Jeffrey Steele’s status as a non-interested, independent director for the purposes of the Investment Company Act of 1940, as amended, and the Nasdaq corporate governance rules. On November 12, 2012, the admission of additional lenders into the Company’s credit facility included Mr. Steele’s employer. As a result, Mr. Steele was no longer considered non-interested, the Company’s board of directors was no longer comprised of a majority of non-interested directors and the standing committees of the Company’s board of directors were no longer comprised solely of non-interested directors.

In order to strengthen and diversify the Company’s board of directors in anticipation of future growth and to ensure that the board of directors remains properly constituted, the Company took the following actions: (1) Mr. Steele resigned his positions on the Company’s audit committee and nominating and corporate governance committee; and (2) on April 29, 2013, the remaining non-interested directors nominated and the board unanimously approved the appointment of two additional non-interested directors to its board of directors, as set forth in Item 5.02(d) hereto, which is incorporated into this Item 8.01 by reference. The Company’s board of directors is comprised of a majority of non-interested and independent directors, and its standing committees, including its audit committee and nominating and corporate governance committee, are comprised entirely of non-interested and independent directors.

On April 29, 2013, the board of directors ratified all actions previously taken by the Company’s board of directors from the time Mr. Steele no longer qualified as a non-interested, independent director through April 29, 2013.

ITEM 9.01. Financial Statements and Exhibits

99.1	Press Release, dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: April 29, 2013